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                                                                   EXHIBIT 21.01

 1.  LaSalle Partners Management Services, Inc., a Maryland corporation

 2. LaSalle Partners Corporate & Financial Services, Inc., a Maryland corporation

 3.  LaSalle Advisors Capital Management, Inc., a Maryland corporation

 4.  LaSalle Partners International, Inc., a Delaware corporation

 5. LaSalle Partners (Illinois) Limited Partnership, an Illinois limited partnership

 6.  LaSalle Advisors Limited Partnership, a Delaware limited partnership

 7.  LaSalle Construction Limited Partnership, a Delaware limited partnership

 8. LaSalle Partners (New York) Limited Partnership, a New York limited partnership

 9. LSP Services (California) Limited Partnership, a California limited partnership

10. LaSalle Partners International, an unlimited liability company, incorporated in England and Wales

11. LaSalle Partners Management Limited Partnership, a Delaware limited partnership

12. LaSalle Partners Management (Illinois) Limited Partnership, an Illinois limited partnership

13.  LSPAM (California) Limited Partnership, a California limited partnership

14.  LaSalle Partners Limited Partnership, a Delaware limited partnership

15.  ABKB/LaSalle Securities Limited Partnership, a Maryland limited partnership

16.  The Galbreath Company, an Ohio corporation